CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 8, 2021, relating to the financial statements of BlackSky Technology, Inc. (f/k/a Blacksky Holdings, Inc.) appearing in Registration Statement No. 333-260458 on Form S-1 of BlackSky Technology, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche LLP
McLean, VA
March 4, 2022